SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                         --------------

                           FORM 8-A12G/A

                        (Amendment No. 3)

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                  Modine Manufacturing Company
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     (Exact name of registrant as specified in its charter)


             Wisconsin                       39-0482000
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(State of incorporation or               (I.R.S. Employer
       organization)                        Identification No.)


  1500 DeKoven Avenue, Racine, Wisconsin                    53403
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  (Address  of  principal executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class          Name of each exchange on which
    to be so registered          each class is to be registered

           None                                N/A
       ----------                          ------------


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.  [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                Preferred Share Purchase Rights
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                         (Title of class)



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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

    This Amendment No. 3 amends the amended Form 8-A filed by
Modine Manufacturing Company (the "Company") dated
December 18, 1996.

    The par value of a share of Series A Participating Preferred
Stock was incorrectly stated in the amended Form 8-A dated
December 18, 1996.  The correct par value of a share of Series A
Participating Preferred Stock is $0.025 per share.
                                 ------

    All other terms, provisions, covenants or restrictions of the Rights Agreement, to the extent not inconsistent with the Board of Directors' December 18, 1996 amendment action, remain unchanged and in full force and effect.


                           SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this Amendment No. 3 to its registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   January 28, 1998.


                             Modine Manufacturing Company



                             By: D. R. JOHNSON
                                --------------------------------
                                 D. R. Johnson
                                 President and Chief
                                 Operating Officer



                             By: W. E. PALVICK
                                --------------------------------
                                 W. E. Pavlick, Senior
                                 Vice President, General Counsel
                                 and Secretary







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